UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Texas Pacific Land Trust

(Name of registrant as specified in its charter)

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Dear Colleagues,

As you may know, TPL is in the process of electing a new Trustee to serve on our Board of Trustees at a special meeting for TPL’s shareholders scheduled to be held on May 22 in Dallas. The Trustees and management have given considerable time and thought to selecting the most qualified person to serve as our newest Trustee, and we are happy to share that General Donald “Don” G. Cook has agreed to serve as our candidate. He is a highly-decorated retired four-star general in the U.S. Air Force and has extensive corporate governance and leadership experience. He has expressed his excitement to support TPL employees and the growth of TPWR, in particular, if elected.

A group of dissident shareholders has nominated its own candidate, Eric L. Oliver, in opposition to General Cook in what is called a proxy contest. During this contest, we will publicly solicit the support of our shareholders for General Cook’s election, and the dissident group will solicit votes for their candidate. While we expect there to be additional attention to TPL leading up to the special meeting, we want to assure you that it is absolutely business as usual for our employees and our operations, including and especially at TPWR. The water business has delivered strong performance, and we expect it to remain core to our future success.

We remain entirely committed to our customers, our employees, and our operations. We will continue to execute our strategy as usual, with the goal of building on the tremendous momentum already underway across our business.

We believe that a Trustee’s appointment should be weighed with careful consideration and made with the right motivations, with an eye toward maximizing long-term value. We welcome and consider the input of all our shareholders, and we are committed to making decisions that are in the best long-term interests of the Trust and its shareholders.

Thank you for remaining focused on your job and to operating safely. This situation may generate additional interest by our investors and the media, so you may read about Texas Pacific Land Trust in the news. If you are contacted by a member of the media, an investor, or anyone else outside your typical business relationships, please refer those inquiries to Robert Packer at 214.969.5530 and robert@tpltrust.com.

Thank you again for your continued and dedicated focus to operating safely.

Sincerely,

John R. Norris III and David E. Barry

Trustees